ICP Solar Signs Agreement to Acquire Wes Power

New Products Will Set Standard for Renewable Energy Communication Systems

MONTREAL – August 27, 2007 – ICP Solar Technologies Inc. (OTCBB: ICPR, FRANKFURT: K1U.F), a developer, manufacturer and marketer of solar cells and products, announced today announced that it has entered into an agreement to acquire privately held Wes Power, a leader in renewable power performance management systems.

"We believe that the acquisition of Wes Power and its GreenMeter(TM) technology is strategically important for us," said ICP Solar CEO and Chairman, Sass Peress. "We have always been focused on innovation and creating products that offer the best performance and features. When combined with our patented rooftop solar tile technology, we will now be in a position to provide our current customers, as well as new power generation channel customers, with a real-time communications interface with their systems. This will give our company a competitive advantage in the marketplace and position us to become a leader in this fast growing renewable power category."

All of the ICP Solar chargers come with Plug'n'Play(TM) for quick connectivity, several adaptors for different applications including the GreenMeter(TM) which includes desktop software that records and displays the power generated from panels and up to the minute information on greenhouse gas savings.

"ICP Solar has clearly established itself as a leader in the solar energy industry and we are pleased to become part of the team that is working to accelerate the evolution of the solar energy experience," said Wes Power CEO, Gerry Heffernan. "We look forward to bringing together our technologies and creating the next generation of solar energy products."

Financial terms of the proposed transaction were not released.

About ICP Solar Technologies, Inc.

ICP Solar is a developer, manufacturer and marketer of solar cells and solar cell based products and building materials. Through the application of next-generation technologies and use of proprietary intellectual design the Company aims to be the industry's innovation leader. For the past 19 years, ICP Solar has led the consumer market through innovation and has now begun to apply that same philosophy to the OEM, rooftop and power generation segment of the solar industry. ICP Solar's management has over 50 years of experience in the renewable energy sector. The company's headquarters are located in Montreal, Canada, with additional locations in the USA, Spain, Ireland and France.

Corporate information may be found at www.icpsolar.com

About Wes Power Technology Inc.

WES Power Technology Inc. is a St. John's Newfoundland based company that is developing a line of performance management products for the renewable power market, for which wind and solar are key power sources.

Corporate information may be found at www.wespt.com

The forward-looking statements herein include, but are not limited to, the expected expansion of our solar solutions into Europe Middle East, Asia and Africa. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent SB-2 filing with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made.

We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

CONTACT:

ICP Solar
Laurent Lafite, 514-270-5770
Llafite@icpsolar.com
or
Lippert Heilshorn
Jody Burfening/Elric Martinez
212-838-3777
emartinez@lhai.com